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                                                                   Exhibit 10.11

                           CHAMPION ENTERPRISES, INC.
                        1993 MANAGEMENT STOCK OPTION PLAN
                (AS AMENDED AND RESTATED AS OF DECEMBER 3, 2002)

                              I. GENERAL PROVISIONS

         1.1. ESTABLISHMENT AND RESTATEMENT. On December 9, 1993, the Board of Directors ("Board") of Champion Enterprises, Inc. ("Corporation") adopted the Champion Enterprises, Inc. 1993 Middle Management Stock Option Plan, which was amended on August 29, 1995 and June 18, 1996. The Plan subsequently has been amended, restated and renamed the "Champion Enterprises, Inc. 1993 Management Stock Option Plan" ("Plan") on October 27, 1998 and again on December 3, 2002, to (a) increase the number of shares available for grants under the Plan, (b) more closely conform the administration of the Plan with the Corporation's other stock option programs and (a) allow for Performance Share Award under the Plan.

         1.2. PURPOSE. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by encouraging Employees of the Corporation and its Subsidiaries to acquire an ownership interest in the Corporation, thus identifying their interests with those of shareholders and encouraging Participants to make greater efforts on behalf of the Corporation.

         1.3. DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (a) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option grant.

                  (b) "BOARD" means the Board of Directors of the Corporation.

                  (c) "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction.

                  (d) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (e) "COMMON STOCK" means shares of the Corporation's authorized common stock.

                  (f) "CORPORATION" means Champion Enterprises, Inc., a Michigan corporation.

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                                                                   Exhibit 10.11

                  (g) "DISABILITY" and "DISABLED" means total and permanent disability, as defined in Code Section 22(e).

                  (h) "EMPLOYEE" means an employee of the Corporation or Subsidiary, who has an "employment relationship" with the Corporation or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation, or a Subsidiary of the Corporation. An Employee who is subject to the short swing profit restrictions of Section 16(b) of the Exchange Act is not entitled to receive an Option grant under the Plan; provided however, that an Employee who receives an Option grant hereunder and later becomes subject to Section 16(b) of the Exchange Act may retain any Options previously granted hereunder, as long as the exercise of any such Option does not violate Section 16(b) of the Exchange Act.

                  (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

                  (j) "FAIR MARKET VALUE" means for purposes of determining the value of Common Stock on the Grant Date, the Stock Exchange closing price of the Corporation's Common Stock as reported in The Wall Street Journal for the Grant Date. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions. Unless otherwise specified in the Plan, "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise means the Stock Exchange closing price of the Corporation's Common Stock on the last date preceding the exercise on which there were Common Stock transactions, as reported in The Wall Street Journal.

                  (k) "GRANT DATE" means the date on which the Chief Executive Officer of the Corporation authorizes an individual Option or Performances Share Award grant, or such later date as he shall designate.

                  (l) "OPTION" means a Nonqualified Stock Option that is not intended to constitute an incentive stock option under Section 422 of the Code.

                  (m) "PARTICIPANT" means an Employee who has received an Option or Performance Share Award grant under the Plan.

                  (n) "PERFORMANCE SHARE AWARD" shall mean a grant pursuant to section 2.3 of this Plan.

                  (o) "PLAN" means the Champion Enterprises, Inc. 1993 Management Stock Option Plan, the terms of which are set forth herein, and amendments thereto.

                  (p) "STOCK EXCHANGE" means the New York Stock Exchange or, if the Common Stock is not listed for trading on the New York Stock Exchange, such other material securities exchange on which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before a Grant Date or date on which an Option is exercised, whichever is applicable.

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                                                                   Exhibit 10.11

                  (q) "SUBSIDIARY" means a Subsidiary of the Corporation, as defined in Code Section 424(f).

         1.4. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Board on any question concerning the interpretation of the Plan or its administration with respect to any Option granted under the Plan shall be final and binding upon all Participants. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any grant hereunder.

         1.5. STOCK. The Board may reserve shares of the Corporation's Common Stock, and increase the number of shares reserved, for issuance under the Plan. Shares subject to any unexercised portion of a terminated, canceled or expired Right of Option granted hereunder shall be available for future grants under the Plan. All provisions in this Section 1.5 shall be adjusted, as applicable, in accordance with Article IV.

                 II. STOCK OPTIONS AND PERFORMANCE SHARE AWARDS

         2.1. GRANT OF OPTIONS. The Chief Executive Officer of the Corporation at any time and from time to time, in accordance with the terms of the Plan and subject to Section 5.7, may grant Options to such Employees and for such number of shares of Common Stock as he shall designate. An Option may be granted to an individual upon the condition that the individual becomes an Employee of the Corporation or a Subsidiary, provided that an Option shall be deemed to be granted only on or after the date on which the individual becomes an Employee. Any Participant may hold more than one Option under the Plan and any other stock option plan of the Corporation or Subsidiary. The date on which an Option is granted shall be the date of authorization of the Option or such later date as shall be specified in a Participant's Option Agreement. The Chief Executive Officer of the Corporation shall determine the general terms and conditions of exercise, including any applicable vesting requirements and transfer restrictions, which shall be set forth in a Participant's Agreement. No Option granted hereunder may be exercised after the tenth anniversary of the Grant Date. The Option price for any grant hereunder shall be stated in a Participant's Agreement, determined by the Corporation's Chief Executive Officer, and may be set below Fair Market Value.

         2.2.     PAYMENT FOR OPTIONS.

                  (a) PAYMENT THROUGH CORPORATION. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment a Participant may pay such purchase price in whole or in part by tendering shares of Common Stock that have been held by the Participant for a minimum of six months, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. Shares of Common Stock surrendered upon exercise shall be valued at the Stock Exchange closing price for the Corporation's Common Stock on the day prior to exercise, as reported in The Wall Street

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                                                                   Exhibit 10.11

Journal, and the certificate(s) for such shares, duly endorsed for transfer or accompanied by appropriate stock powers, shall be surrendered to the Corporation. Participants who become subject to the short swing profit restrictions under the Exchange Act may exercise an Option by tendering previously-acquired shares only if permitted by the Board.

                  (b) PAYMENT THROUGH BROKER. Any Option granted hereunder may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm; provided, however that Participants who become subject to the short swing profit restrictions under Section 16(b) of the Exchange Act may exercise an Option pursuant to this paragraph (b) only if permitted by the Corporation.

         2.3.     PERFORMANCE SHARE AWARDS.

                  (a) GRANT OF PERFORMANCE SHARE AWARDS. The Chief Executive Officer of the Corporation may, at his discretion, grant Performance Share Awards to Employees of the Corporation or its subsidiaries and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

                  (b) TERMS OF PERFORMANCE SHARE AWARDS. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Share Award shall be set forth in writing and shall specify the performance goals applicable to the particular Employee or group of Employees, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Chief Executive Officer, at his discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

                  (c) RESTRICTIONS ON TRANSFER. Shares issued pursuant to a Performance Share Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Chief Executive Officer or his designee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

                         III. TERMINATION OF EMPLOYMENT

         3.1.     OPTIONS RIGHTS UPON DEATH, DISABILITY OR TERMINATION OF
                  EMPLOYMENT.

                  (a) BEFORE PART OF OPTION IS EXERCISABLE. If, prior to the date that any part of an Option first becomes exercisable, a Participant's employment is terminated for any reason, that part of the Option shall terminate and all of the Participant's rights thereunder shall cease, and those Option shares shall be returned to the Corporation for future Option grants under the Plan.

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                                                                   Exhibit 10.11

                  (b) TERMINATION OTHER THAN DEATH OR DISABILITY. If, on or after the date that an Option first becomes exercisable, a Participant's employment is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option, and (ii) three months after termination of employment, to exercise the Option to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise. A Participant's Agreement may designate that an Option shall terminate at an earlier time than set forth above.

                  (c) DEATH AND DISABILITY. If, on or after the date that an Option first becomes exercisable, a Participant terminates employment due to death or Disability, the Participant, or the person or persons who whom the Option shall have been transferred by will or the laws of descent and distribution, shall have the right, within the earlier of (i) the expiration of the Option, and (ii) one year after termination of employment, to exercise the Option to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option in effect on the date of exercise.

                  (d) DISCRETIONARY ACCELERATION OR EXTENSION UPON TERMINATION. The Chief Executive Officer, at the time of a Participant's termination of employment, may accelerate a Participant's right to exercise an Option or extend the exercise period of an Option.

                  (e) UNEXERCISED SHARES. Shares subject to Options that are not exercised in accordance with the provisions of (a) through (d) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants under the Plan as of such date.

         3.2. PERFORMANCE SHARE AWARDS UPON DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT. If, prior to the date when performance goals and conditions are satisfied under a Performance Share Award, a Participant's employment is terminated for any reason, including death or Disability, all of the Participant's rights under the Performance Share Award shall cease, unless waived at the discretion of the Chief Executive Officer, or the performance goals and conditions are either partially or totally deemed to have been attained, at the discretion of the Chief Executive Officer.

         3.3. EVENTS NOT CONSTITUTING A TERMINATION. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant's Agreement issued under the Plan.

                     IV. ADJUSTMENTS AND CHANGE IN CONTROL

         4.1. ADJUSTMENTS. The total amount of Common Stock for which Options or Performance Share Awards may be issued under the Plan, and the number of shares subject to any such grants (both as to the number of shares of Common Stock and the Option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or

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                                                                   Exhibit 10.11

combination of shares of Common Stock, or a reclassification of Common Stock. The foregoing adjustments shall be made by the Board. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option.

         4.2. CHANGE IN CONTROL. At the discretion of the Corporation's Chief Executive Officer, an Agreement or Performance Share Award grant may contain a provision that, upon a Change in Control of the Corporation, (a) any or all outstanding Options granted hereunder immediately may become exercisable in full, regardless of any installment provision applicable to such Option, and
(b) all performance goals and conditions attributable to one or more outstanding Performance Share Awards granted hereunder shall be deemed to have been partially or fully attained.

                                V. MISCELLANEOUS

         5.1. PARTIAL EXERCISE/FRACTIONAL SHARES. A Participant's Agreement may permit the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise of an Option. The number of shares purchased pursuant to an Option shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

         5.2. SHORT SWING PROFIT RESTRICTIONS. Notwithstanding any other provision of the Plan, the Corporation may impose such conditions on the exercise of an Option (including, without limitation, the right of the Corporation to limit the time of exercise to specified periods), as may be required to avoid short swing profit liability.

         5.3. RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

         5.4. NON-ASSIGNABILITY. No Option or Performance Share Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option shall be exercised only by the Participant. No transfer of an Option or Performance Share Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option. At the discretion of the Corporation's Chief Executive Officer, an Agreement may contain additional forfeiture provisions or restrictions on the transfer of shares of Common Stock acquired pursuant to an Option or Performance Share Award granted hereunder.

         5.5.     SECURITIES LAWS.

                  (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives

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                                                                   Exhibit 10.11

satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

                  (b) The Corporation may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or a Performance Share Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws,
(ii) under the requirements of the Stock Exchange or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

         5.6.     WITHHOLDING TAXES.

                  (a) An Employee who exercises an Option shall receive a letter from the Corporation stating the amount of income and employment taxes incurred pursuant to the exercise that must be remitted to the Corporation within a specified time period. If such amount is not received by the Corporation within the stated time period, the Corporation shall have the right to withhold sufficient funds from a Participant's compensation to satisfy the applicable withholding for income and employment taxes. A former Employee, or beneficiary of a former Employee, only may exercise an Option hereunder upon tender of the applicable income and employment taxes to the Corporation at the time of exercise. To satisfy the withholding tax requirements for an Option or a Performance Share Award, a Participant may make a written election to tender previously-acquired shares of Common Stock that have been held for a minimum of six months or have shares of stock withheld from the option exercise or Performance Share Award, provided that the shares so tendered or withheld have an aggregate Fair Market Value, in combination with cash, if applicable, sufficient to satisfy the applicable withholding taxes. The exercise procedure set forth in Section 2.2(b) may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option or Performance Share Award more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations.

                  (b) A Participant who becomes subject to the insider trading restrictions of Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such transaction shall not violate the short swing profit restrictions of Section 16(b). Any election by a Participant to utilize Common Stock for withholding purposes is subject to the discretion of the Corporation as may be set forth in writing.

         5.7.     TERMINATION AND AMENDMENT.

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                                                                   Exhibit 10.11

                  (a) The Board may terminate the Plan, or the granting of Options or Performance Share Awards, under the Plan, at any time. No new grants shall be made under the Plan after December 8, 2003.

                  (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall in any manner affect any outstanding Option or Performance Share Award without the written consent of the impacted Participant.

         5.8. EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option or Performance Share Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation or a Subsidiary.

         5.9. USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

         This amendment and restatement of the 1993 Management Stock Option Plan has been executed on behalf of the Corporation on this December 3, 2002.

                           CHAMPION ENTERPRISES, INC.

                                By: /s/ WALTER R. YOUNG
                                    --------------------------------------------
                                    Walter R. Young
                                    Chairman of the Board of Directors,
                                    President and Chief Executive Officer

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